THIRD AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT


         This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), made and entered into as of October 30, 1998 is by and between SUNRISE LEASING CORPORATION, a Minnesota corporation ("SLC"), SUNRISE INTERNATIONAL LEASING CORPORATION, a Delaware corporation ("SILC") (SLC and SILC are collectively referred to as the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, f/k/a First Bank National Association, a national banking association (the "Lender").

                                    RECITALS

         A. SLC, SILC, and the Lender are parties to an Amended and Restated Credit Agreement dated as of April 1, 1996, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of October 1, 1996, as amended by a First Amendment to Credit Agreement dated as of September 30, 1997 and as amended by a Second Amendment to Amended and Restated Credit Agreement dated as of November 26, 1997 (as so amended, the "Credit Agreement") which provides for credit accommodations up to a maximum amount of Twenty Five Million and no/100 Dollars ( $25,000,000.00).

         B. SLC, SILC, and the Lender are parties to a Joint Amended and Restated Security Agreement dated as of April 1, 1996 (the "Security Agreement"), pursuant to which SLC and SILC granted security interests in favor of the Lender in certain of their assets to secure the indebtedness and obligations arising under the Credit Agreement.

         C. The Borrower and the Lender have agreed to amend the Credit Agreement upon the terms and conditions herein set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Certain Defined Terms. Unless otherwise defined herein, each capitalized term used herein shall have the meaning ascribed thereto in the Credit Agreement.

         Section 2. Amendment to Credit Agreement. Subject to Section 3 hereof, the Credit Agreement is amended as follows:

                  2.1 Amended Definitions. Section 1 of the Credit Agreement is amended by deleting the definitions of "Advance," "LLC Component," "SLC Component," "Tangible Net Worth" and "Termination Date" as they appear therein and substituting thereof the following definitions in the appropriate alphabetical order:

                           "Advance" any portion of the advances made by the
                  Bank under the Revolving Credit Commitment as to which the Borrowers elected one of the available interest rate



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                  options and, if applicable, an Interest Period. An Advance may be maintained as a Eurodollar Rate Advance or a Reference Rate Advance.

                           "Net Worth" means, at any date, the sum of the common
                  stock, preferred stock, additional paid-in capital, and retained earnings of the Borrower (excluding treasury stock), calculated on a consolidated basis.

                           "ILC Component" means the permitted and eligible
                  borrowing available of the ILC portion of the Borrower's business.

                           "SLC Component" means the permitted and eligible
                  borrowing available to the SLC portion of the Borrower's business.

                           "Termination Date" means the earlier of (a) October
                  31, 1999 or (b) the date upon which the obligation of the Bank to make Advances is terminated pursuant to Section 8.2.

                  2.2 Amended Definition of Eligible Lease Section 1 of the Credit Agreement is further amended by deleting clause (k) thereof and the proviso clause at the end thereof and substituting in lieu thereof the following:

                  (k) is assignable, contains monthly or quarterly payments, and
         (i) with respect to Leases in the SLC Component, no payment of rent by the lessee of such Lease under any Lease with the Borrower (including such Lease) is more than sixty (60) days past due and (ii) with respect to Leases in the ILC Component, no payment of rent by the lessee of such Lease under any Lease with the Borrower (including such Lease) is more than ninety (90) days past due;

         provided, however, unless otherwise approved by the Bank in writing, with respect to all Leases made by the Borrower to any particular lessee, the Bank will not advance more than $2,500,000 in the aggregate upon such Leases to such lessee.

                  2.3 New Definitions. Section 1 of the Credit Agreement is further amended by inserting the following new definitions in Section 1 in the appropriate alphabetical order:

                           "Adjusted Eurodollar Rate": With respect to each
                  Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                           "Applicable Margin": With respect to:

                           (a) Reference Rate Advances -- 0.00%.

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                           (b) Eurodollar Rate Advances -- 2.00%.

                           "Board": The Board of Governors of the Federal
                  Reserve System or any successor thereto.

                           "Eurodollar Business Day": A Business Day which is
                  also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                           "Eurodollar Rate": With respect to each Interest
                  Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose (including without limitation the Reuters Screen LIBO page); provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits), and "Telerate page 3750" means the display designated as such on Telerate system Incorporated (or such other page as may replace page 3750 or that service for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).

                           "Eurodollar Rate Advance": A portion of the Advances
                  with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                           "Eurodollar Reserve Percentage": As of any day, that
                  percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advance shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.


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                           "Interest Period": With respect to each Eurodollar
                  Rate Advance, the period commencing on the date of such Eurodollar Rate Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Eurodollar Rate Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                           (a) Any Interest Period that would otherwise end on a
                  day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (b) Any Interest Period that begins on the last
                  Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                           (c) Any Interest Period that would otherwise end
                  after the scheduled maturity of the Revolving Credit Note shall end on the scheduled maturity of the Revolving Credit Note.

                           "Reference Rate Advances": A portion of the Advances
                  with respect to which the interest rate is determined by reference to the Reference Rate.

                  2.4 Interest Rates, Etc. Section 2.4 of the Credit Agreement is amended in its entirety as follows:

                           Section 2.4 Interest Rates; Interest Payments;
                  Default Interest. Interest shall accrue and be payable on the Advances as follows:

                           (a) Subject to paragraph (iii) below, each Eurodollar
                  Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

                           (b) Subject to paragraph (iii) below, each Reference
                  Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of
                  (i) the Reference Rate, plus (ii) the Applicable Margin.

                           (c) After an Event of Default, the Advances shall
                  bear interest until paid in full (i) during the balance of any Interest Period applicable to any Eurodollar Rate Advance, at



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                  a rate per annum equal to the sum of the rate applicable to such Eurodollar Rate Advance plus 3.75%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin for Reference Rate Advances, plus (C) 3.75%.

                           (d) Interest shall be payable (i) with respect to
                  each Eurodollar Rate Advance having an Interest Period of three months or less on the last day of the Interest Period applicable thereto; (ii) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Eurodollar Rate Advance had successive Interest Periods of three months duration been applicable to such Eurodollar Rate Advance; (iii) with respect to Reference Rate Advances, on the first day of each calendar month; (iv) with respect to the Advances generally, upon any permitted prepayment (on the amount prepaid); and (v) with respect to the Advances generally, upon Maturity.

                           (e) The unpaid principal balance of the Advances from
                  time to time outstanding shall bear interest computed on the basis of actual days elapsed in a year of 360 days.

                           (f) For purposes of determining any interest rate
                  hereunder or under any other Loan Document which is based on the Reference Rate, such interest shall change as and when the Reference Rate shall change.

                           (g) Whenever any payment to be made hereunder by or
                  to the Bank or the holder(s) of the Revolving Credit Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

                           (h) No provision of this Credit Agreement or the
                  Revolving Credit Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

                  2.5 Borrowing Procedure. Section 2.5 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Section 2.5 Manner of Borrowing. In order to obtain
                  an Advance, the Borrower shall deliver to the Bank a written request for such Advance. Such request must be given so as to be received by the Bank not later than 2:30 P.M. (Minneapolis time) three Eurodollar Business Days prior to the requested advance date if the Advance is requested as a Eurodollar Rate Advance and not later than 2:30 P.M. (Minneapolis time) on the requested advance date if the Advance is requested as a Reference Rate Advance. Each request for an Advance shall be


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                  irrevocable and shall be deemed a representation by the
                  Borrower that on the requested advance date and after giving effect to the requested Advance the applicable conditions specified in Section 3 have been and will be satisfied. If the Bank permits Borrower to request Advances verbally, the Bank shall be entitled to rely on the authority of the person claiming to be an authorized representative of the Borrower without further inquiry. Each request for an Advance hereunder shall specify (i) the requested advance date, (ii) the amount of the Advance to be made on such date which shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof, (iii) whether such Advance is to be funded as a Reference Rate Advance or Eurodollar Rate Advance, and (iv) in the case of a Eurodollar Rate Advance, the duration of the initial Interest Period applicable thereto. The Borrower shall not have more than three (3) Eurodollar Rate Advances outstanding at any time. Unless the Bank determines that any applicable condition specified in Section 3 has not been satisfied, the Bank will, on the requested advance date, deposit in the Borrower's account no. 160233811373 maintained at the Bank, the amount of the requested Advance.

                  2.6 Non-Use Fee. Section 2.8 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Section 2.8 Non-Use Fee. The Borrower shall pay the
                  Bank a non-use fee ("Non-Use Fee") calculated at the rate of three-eighths of one percent (0.375%) per annum on the daily average unused portion of the Revolving Credit Commitment. The Non-Use Fee shall be due and payable in arrears on the last day of each calendar quarter hereafter.

                  2.7 Additional Provisions. The following new sections are added immediately following Section 2.9 of the Credit Agreement:

                           Section 2.10 Optional Prepayments. The Borrower may
                  prepay Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof. Except upon an acceleration following an Event of Default, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto, subject in all cases to the provisions of Section 2.15. Amounts paid or prepaid on the Advances may be reborrowed, subject to the terms and conditions hereof.

                           Section 2.11 Conversions and Continuations. On the
                  terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however, that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no



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                  portion of the Advances may be converted or continued as a
                  Eurodollar Rate Advance if an Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Portions of the Advances may be converted to, or continued as, Eurodollar Rate Advances only in amounts of $100,000 or an integral multiple thereof, and the Borrower shall be entitled to have no more than three (3) Eurodollar Rate Advances outstanding at any time. The Borrower shall give the Bank written notice of any continuation or conversion of any portion of the Advances and such notice must be given so as to be received by the Bank not later than 11:00 A.M. (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation or, or conversion to, a Eurodollar Rate Advance and not later than 11:00 A.M. (Minneapolis time) on the date of the requested continuation of a Reference Rate Advance. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to Eurodollar Rate Advances, and (iii) a Business Day in the case of continuations as Reference Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Eurodollar Rate Advance within the time required by this Section, such Eurodollar Rate Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Reference Rate Advance of the same principal amount.

                  Section 2.12 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent error) that:

                           (a) deposits in dollars (in the applicable amount)
                  are not being made available to the Bank in the relevant market for such Interest Period, or

                           (b) the Adjusted Eurodollar Rate will not adequately
                  and fairly reflect the cost to the Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period, the Bank shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Bank to make or continue, or to convert any portion of the Advances to, Eurodollar Rate Advances, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank shall be made with an interest rate option to which such suspension does not apply. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advances outstanding at the time such suspension is imposed.


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                  Section 2.13 Increased Cost. If any Regulatory Change:

                           (a) shall subject the Bank to any tax, duty or other
                  charge with respect to its Eurodollar Rate Advances, the Revolving Credit Note, its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Bank of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal office is located); or

                           (b) shall impose, modify or deem applicable any
                  reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, the Revolving Credit Note or its obligation to make Eurodollar Rate Advances;

         and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Revolving Credit Note, then, within 30 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will reasonably compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

                  Section 2.14 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Eurodollar Rate Advance, the Bank shall notify the Borrower, whereupon the obligation of the Bank to make or continue, or to convert any portion of the Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise


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         to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the Eurodollar Rate Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon such conversion the Borrower shall indemnify the Bank in accordance with Section 2.15.

                  Section 2.15 Funding Losses. The Borrower shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the re-employment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such portion of the Advances, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of the Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.11, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

                  Section 2.16 Discretion of Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (but excluding determinations that the Bank may elect to make from the Telerate System, Inc. screen) shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such portion of the Advances through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate plus the Applicable Margin for such Interest Period.

         Section 2.8 Minimum Net Worth. Section 6.14 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  Section 6.14. Minimum Net Worth. Maintain at all times on a consolidated basis a minimum Net Worth of not less than $25,000,000.00 plus 75% of the Borrower's cumulative positive quarterly net income commencing with the fiscal quarter ended September 30, 1998, with no deductions for quarterly losses, plus 100% of the net proceeds of any other increase in the equity of the Borrower.

         Section 2.9 Minimum Interest Coverage. Section 6.15 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:


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                  Section 6.15. Minimum Interest Coverage. Maintain the ratio of earnings before interest, taxes, amortization and depreciation to interest expense of not less than 4.75 to 1.00 calculated as of the end of each fiscal quarter of the Borrower and determined on a rolling four quarter basis.

         Section 2.10 Ratio of Recourse Debt to Net Worth. Section 6.16 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  Section 6.16 Ratio of Recourse Debt to Net Worth. Maintain at all times the ratio of the Borrower's senior recourse debt to its Net Worth of not more than 3.50 to 1.00.

         Section 2.11 Amended Borrowing Base Certificate. Exhibit A to the Credit Agreement is deleted and Exhibit A to this Amendment is substituted in lieu thereof.

         Section 2.12 Amended Compliance Certificate. Exhibit D to the Credit Agreement is deleted and Exhibit B to this Amendment is substituted in lieu thereof.

         Section 3. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of the date first above written, provided that the following conditions are satisfied:

                  (a) The Lender shall have received this Amendment, duly executed by the Borrower.

                  (b) The Lender shall have received the Amended and Restated Revolving Credit Note attached hereto as Exhibit C, duly executed by the Borrower (the "Amended Revolving Credit Note"), which note shall constitute the Revolving Credit Note all for purposes under the Credit Agreement.

                  (c) The Lender shall have received a copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment, the Amended Revolving Credit Note certified by an officer thereof, together with a certificate of an officer of the Borrower (i) certifying as to the incumbency and the true signatures of the officers authorized to execute this Amendment and the Amended Revolving Credit Note on behalf of such Borrower and (ii) certifying that the articles of incorporation and bylaws of each Borrower have not been modified since copies of such documents were previously provided to the Lender.

                  (d) The Lender shall have received (i) good standing certificates for each Borrower dated not more than 10 days prior to the date of this Amendment and issued by the state of incorporation of such Borrower and (ii) certificates of authority to do business as a foreign corporation dated not more than 10 days prior to the date of this

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         Amendment of each Borrower in each jurisdiction in which the nature of the Borrower's business in such jurisdiction would require such a certificate of authority.

                  (e) such other conditions reasonably required by the Lender and its counsel.

                  (f) After giving effect to this Amendment, the representations and warranties of the Borrower in Sections 4 and 5 of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of such agreement.

                  (g) No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

         Section 4. Representations, Warranties, Authority, No Adverse Claim.

                  4.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment, (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Unmatured Event of Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lender.

                  4.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Agreement and the Revolving Credit Note (collectively, the "Amendment Documents") and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lender. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lender.

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                  4.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lender with respect to the Borrower's obligations under the Credit Agreement as amended by this Amendment.

         Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lender that the Borrower's obligations under the Credit Agreement, as amended by this Amendment, are and continue to be secured by the security interest granted by the Borrower in favor of the Lender under the Security Agreement and made by the Borrower in favor of the Lender, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

         Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

         Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

         Section 8. Successors. The Amendment Documents shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

         Section 90. Legal Expenses. The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, LLP, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

         Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

         Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.


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                                     - 13 -

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.


BORROWER:                    SUNRISE LEASING CORPORATION



                             By
                                  Its


                             SUNRISE INTERNATIONAL LEASING
                             CORPORATION



                             By
                                Its



LENDER:                      U.S. BANK NATIONAL ASSOCIATION

                             f/k/a First Bank National Association



                             By
                                Its

                                       S-1